EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-06859, No. 333-32555, No.333-62917, No. 333-81787, No. 333-31304, No. 333-37216, No. 333-41688, No.333-47722, No. 333-54384, No. 333-56776, No. 333-61682, No. 333-87382, No. 333-105296, No. 333-115658, No. 333-125904, No.333-153025, No. 333-141007) and Form S-3 No. 333-44746 of Altera Corporation of our report dated February 17, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
San Jose, California
February 17, 2010